UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 5, 2010

CYTORI THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-32501	33-0827593
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3020 Callan Road, San Diego, California 92121
(Address of principal executive offices, with zip code)

(858) 458-0900
(Registrant's telephone number, including area code)

n/a
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see  General Instruction A.2. below):

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07                      Submission of Matters to a Vote of Security Holders

(a)
On August 5, 2010, Cytori Therapeutics, Inc. (the "Company") held its Annual Meeting. The Company filed its definitive proxy statement for the proposals voted upon at the annual meeting with the Securities and Exchange Commission on April 30, 2010.

(b)
As of June 7, 2010, the record date for the annual meeting, 45,900,581 shares of the Company’s common stock were issued and outstanding. A quorum of 35,017,775 shares of common stock were present or represented at the annual meeting. The following items of business were voted upon by stockholders at the annual meeting:

1.
The following members of the Board of Directors were elected to serve until the 2011 annual meeting of stockholders and until their respective successors are elected and qualified. The voting results were as follows:

	VOTES FOR	WITHHOLD AUTHORITY
Ronald D. Henriksen	14,409,278	320,058
Christopher K. Calhoun	14,553,720	175,616
Marc H. Hedrick, M.D.	14,561,047	168,289
Richard J. Hawkins	14,412,175	317,161
Paul W. Hawran	14,404,341	324,995
E. Carmack Holmes, M.D.	14,407,675	321,661
David M. Rickey	14,397,052	332,284

Broker Non-Votes: 20,288,439

2.	Ratification of the selection of KPMG LLP as the independent public accountants for the Company for the fiscal year ending December 31, 2010. The voting results were as follows:

FOR	AGAINST	ABSTAIN
34,857,413	78,595	81,767

Broker Non-Votes: 0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYTORI THERAPEUTICS, INC.

Date: August 11, 2010	By: /s/ Mark E. Saad
Mark E. Saad
Chief Financial Officer